Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

UP TO 4,000,000 SHARES OF COMMON STOCK

OF BLYTH, INC.

AT A PRICE NOT GREATER THAN

$35.00 NOR LESS THAN $30.00

BY

BLYTH, INC.

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JULY 9, 2004, UNLESS BLYTH EXTENDS THE OFFER

June 7, 2004

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated June 7, 2004 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”) relating to the Offer by Blyth, Inc., a Delaware corporation (the “Company”), to purchase up to 4,000,000 shares (“Shares”) of common stock, par value $0.02 per share (the “Common Stock”), of the Company at a price of not greater than $35.00 nor less than $30.00 per Share, net to the seller in cash upon the terms and subject to the conditions set forth in the Offer to Purchase. You are encouraged to read the enclosed materials carefully before making any decision with respect to the Offer.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The offer price is not greater than $35.00 nor less than $30.00 per Share, net to the seller in cash, without interest.

2. The Offer is being made for up to 4,000,000 shares, which is less than all of the outstanding Shares of the Company, and the Company reserves the right to purchase additional Shares as specified in the Offer to Purchase.

3. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JULY 9, 2004 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE COMPANY, IN ITS SOLE DISCRETION, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY THE COMPANY, WILL EXPIRE.

4. The purchase price will be determined following the Expiration Date and will be the lowest price at which the Company can purchase 4,000,000 Shares, or such fewer number of Shares as are properly tendered and not properly withdrawn prior to the Expiration Date. The Offer is not conditioned on any minimum number of Shares being tendered.

5. If more than 4,000,000 Shares are properly tendered at or below the purchase price and not properly withdrawn by the Expiration Date, the Company will purchase all Shares tendered at or below the purchase price on a pro rata basis, except for Odd Lots, as defined in the Letter of Transmittal, which the Company will purchase without any proration.

6. All stockholders whose Shares are purchased by the Company pursuant to the Offer will receive the same purchase price per Share

7. There are certain additional conditions to the Offer, such as the absence of court or governmental action prohibiting the Offer and changes in general market conditions or the Company’s business that, in the Company’s reasonable judgment, are or may be materially adverse to the Company. Stockholders should review the Offer to Purchase for additional information.

8. Tendering stockholders whose Shares are registered in their own name and who tender directly to the Depositary will not be obligated to pay brokerage fees or commissions to the Co-Dealer Managers, the Depositary or the Information Agent (as each such term is defined in the Offer to Purchase) or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer. However, federal income tax backup withholding may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See the Letter of Transmittal for further information.

9. If you wish to tender portions of your Shares at different prices, you must complete and return to us a separate instruction form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

10. If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the purchase price before the Expiration Date and check the box captioned “Odd Lots” on the attached instruction form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of other Shares properly tendered at or below the Purchase Price and not properly withdrawn.

11. If you wish to condition your tender upon purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of Shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached instruction form.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the enclosed instruction form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of the Offer as so extended or amended), the Company will purchase, by accepting for payment, and will pay for all Shares validly tendered and not properly withdrawn prior to the Expiration Date promptly after the Expiration Date. Any determination concerning the satisfaction of the terms and conditions of the Offer shall be within the sole discretion of the Company. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (i) certificates for (or a timely Book-Entry Confirmation pursuant to the procedures set forth in the Offer to Purchase with respect to) such Shares, (ii) a Letter of Transmittal or Notice of Guaranteed Delivery, properly completed and duly executed, with any and all required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in the Offer to Purchase, an Agent’s Message and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time, and will depend upon when Share certificates or book-entry confirmations of such Shares are received into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Letter of Transmittal).

UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID BY THE COMPANY REGARDLESS OF ANY EXTENSION OF THE OFFER OR BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

If a stockholder desires to tender Shares pursuant to the Offer and such stockholder’s Share certificates are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such stockholder’s tender may be effected according to the guaranteed delivery procedures set forth in the Offer to Purchase. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

The Company is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort the Company cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction, or with respect to any particular stockholder, where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Georgeson Shareholder Securities Corporation.

INSTRUCTION FORM

with respect to the

Offer to Purchase for Cash

Up to 4,000,000 Shares of its Common Stock

At a Purchase Price Not Greater Than $35.00

Nor Less Than $30.00 Per Share

by

Blyth, Inc.

The undersigned acknowledge(s) receipt of your letter in connection with the tender offer by Blyth, Inc., a Delaware corporation (the “Company”), to purchase up to 4,000,000 shares of its common stock, par value $0.02 per share (referred to herein as the “shares”), at a price specified by the undersigned and not greater than $35.00 nor less than $30.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated June 7, 2004 and the letter of transmittal, which together (as each maybe amended and supplemented from time to time) constitute the tender offer.

The undersigned understands that the Company will, upon the terms and subject to the conditions of the tender offer, (i) determine a single per share price not greater than $35.00 nor less than $30.00 per share (the “Purchase Price”) and (ii) purchase the shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 4,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $35.00 nor less than $30.00 per share under the tender offer. The Company will purchase all shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that the Company does not accept for purchase because of proration or conditional tenders will be returned at the Company’s expense to the stockholders that tendered such shares as promptly as practicable.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

                                     SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

TENDER INSTRUCTIONS

CHECK EXACTLY ONE BOX BELOW. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

Shares Tendered at Price Determined Pursuant to Dutch Auction

☐	By checking this box, the undersigned represents that the undersigned wants to maximize the chance of having Blyth purchase shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby instructs the holder to tender the undersigned’s shares at, and the undersigned is willing to accept, the purchase price determined by the Company pursuant to the tender offer. This action could result in the undersigned receiving a price per share as low as $30.00.

-OR-

Shares Tendered at Price Determined by Stockholder

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE captioned “Shares Tendered at Price Determined Pursuant to Dutch Auction,” the undersigned hereby instructs the holder to tender the undersigned’s shares at the price checked. The undersigned understands that this action could result in none of the undersigned’s shares tendered using this instruction form being purchased, if the actual purchase price for the shares determined by the Company pursuant to the terms of the tender offer is less than the price that the undersigned has checked. If the purchase price for the shares is equal to or greater than the price that the undersigned has checked below, then the Company will purchase the undersigned’s shares, subject to any applicable proration, at the purchase price so determined.

☐	$30.00	☐	$31.00	☐	$32.00	☐	$33.00	☐	$34.00	☐	$35.00
☐	$30.25	☐	$31.25	☐	$32.25	☐	$33.25	☐	$34.25
☐	$30.50	☐	$31.50	☐	$32.50	☐	$33.50	☐	$34.50
☐	$30.75	☐	$31.75	☐	$32.75	☐	$33.75	☐	$34.75

ODD LOTS

(See Instruction 8 to Letter of Transmittal.)

TO BE COMPLETED ONLY IF SHARES ARE BEING TENDERED BY OR ON BEHALF OF A PERSON OWNING, BENEFICIALLY OR OF RECORD, AN AGGREGATE OF FEWER THAN 100 SHARES.

☐	By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

CONDITIONAL TENDER

(See Instruction 9 to Letter of Transmittal.)

A tendering stockholder may condition such stockholder’s tender of any shares upon the purchase by the Company of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless the Company purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, the Company will not purchase any of the shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the

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space provided, a minimum number of shares that the Company must purchase if the Company purchases any shares, the Company will deem your tender unconditional.

☐	The minimum number of shares that the Company must purchase if the Company purchases any of the undersigned’s shares, is: shares.

If, because of proration, the Company will not purchase the minimum number of shares that you designate, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐	The tendered shares represent all of the shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

Signature(s):

Names(s) (please print):

Taxpayer Identification or Social Security Number:

Address(es):

(include zip code)

Area Code & Phone Number(s):

Date:

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